Exhibit 10.13

MEMORANDUM OF UNDERSTANDING

THIS MEMORANDUM OF UNDERSTANDING (the “MOU”) is dated for reference as of the 11th day of February, 2005

BETWEEN:

S2C GLOBAL SYSTEMS INC. with offices located

at 1650, 1188 West Georgia, Vancouver, BC V6E 4A2

(hereinafter referred to as  “S2C”)

OF THE FIRST PART

AND:

AMARO INC. with offices located at

5130 Metropolitan Est., Montreal, QC H1S 2V7

(hereinafter referred to as “Amaro”)

OF THE SECOND PART

WHEREAS:

A.

S2C Global Systems Inc. is a British Columbia registered company and is initiating the development of a vending company focused on distributing 5–gallon bottled water throughout North America and parts of Asia using a proprietary system known as “Aquaduct” (the “Aquaduct”). To that end S2C is acquiring or contracting existing manufacturing and distribution providers of 5-gallon bottled water;

B.

Amaro Inc. is a Quebec registered company and is a manufacturer/distributor of 5-gallon bottled water (the “Amaro Water”) through out Quebec and Eastern Ontario with a bottling plant located in St-Cuthbert, QC (the “Plant”)  AMARO currently has excess production capabilities and is positioned to deliver additional markets in the United States of America, particularly New York State;

C.

S2C and Amaro desire to enter into a business relationship to utilize the Aquaduct system for the distribution of 5-gallon bottled water to expand Amaro’s distribution throughout its existing territories and New York State.

MEMORANDUM OBJECTIVES:

Under this agreement, Amaro and S2C will work together to achieve the following objectives on a best efforts basis:

Objective 1: establish and supply product to field trial sites for two Aquaducts at S2C or Amaro 5-gallon bottled water retail distribution locations that average greater than 600 bottles per month consumption, on or about February 28th, 2005 (the “S2C Trial Sites”);

Objective 2: establish and supply product to eight more S2C Trial Sites, strategically located geographically in conjunction with the sites from Objective 1 in order to effectively utilize and install the proprietary S2C truck system in an Amaro delivery truck on or about April 1st, 2005 (the “S2C Truck trials”);

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Objective 3: establish and install Aquaducts strategically throughout a 125 mile radius of the Plant (the “Amaro Service Area”);

The Parties acknowledge that this MOU is an expression of understanding that will last for no longer  than six(6) months from the date first mentioned herein /or when  the parties formalize a binding agreement which ever occurs first.  Immediately upon signing this MOU, the parties shall begin negotiations with a view to settling the form of a Formal Agreement to state their ongoing relationship. The Parties shall use their commercially best efforts to complete the Formal Agreement within 150 business days of the execution of this MOU. The parties will proceed with these negotiations expeditiously and in good faith.

Representations and Warranties

1.1

S2C represents and warrants that:

1.1.1

S2C has good and sufficient right and authority to enter into this MOU and to carry out intentions and obligations under this MOU;

1.1.2

S2C was and remains duly incorporated under the laws of the province of British Columbia;

1.2

Amaro represents and warrants that:

1.2.1

Amaro has good and sufficient right and authority to enter into this MOU and to carry out intentions and obligations under this MOU;

1.2.2

Amaro was and remains duly incorporated with a federal charter under the laws of Canada;

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Formal Agreement and Capitalization

2.1

The project will be subject to the terms and provisions to be set out in the Formal Agreement.

2.2

The Parties acknowledge and agree that it is their intent to structure the Formal Agreement and Transaction to be as tax neutral/favorable as possible to the parties under the tax laws of each Parties jurisdiction;

2.3

The Parties agree that the Formal Agreement will provide Amaro with the exclusive right to supply and service the Aquaducts in the Province of Quebec, for a period of time to be defined in the Formal Agreement

2.4

S2C will bear the cost of outfitting one Amaro truck with the S2C system. All systems installed remain the property of S2C;

2.5

Amaro agrees to supply all Amaro Water delivered and placed in each Aquaduct at a cost to S2C no greater than $2.12 each; plus $ 10,00 deposit per bottle, payment of which is net 15 days after delivery to the Aquaduct unit.  Cost of Amaro water to be revised after the trial period,

2.6

Amaro and S2C will do best effort to find prospective locations for placement of two Aquaducts (the “Prospects”) in Eastern Ontario;

2.7

Upon S2C negotiating the appropriate placement agreement with two of the Prospects and installing Aquaducts at the same, Amaro will cause Amaro Water to be placed in the Aquaduct with such frequency so as to insure an ongoing supply of Amaro Water to consumers at that location;

2.8

Amaro and S2C will do best effort to find additional prospective locations that eight more locations can be selected for Aquaduct installations. Each of these locations should be geographically associated so that one truck can be outfitted with the S2C Truck System  and supply Amaro water to the ten Aquaduct locations;

2.9

The parties will evaluate the system after their installation and use for a reasonable test period no less than thirty days; the evaluation will include consumer acceptance at the Aquaducts, and cost effectiveness in delivering the Amaro Water. Should the Parties agree that the consumers are accepting the Aquaduct and that the overall system is a more cost effective way to distribute Amaro Water then the parties will identify a roll out strategy for the next 200 Aquaduct units, associated truck units and plant unit.

2.10

All Aquaduct units will be supplied, installed and serviced by S2C at their expenses and responsibility and remain S2C Property.

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General

3.1

Time and each of the terms and conditions of this MOU shall be of the essence.

3.2

Either party may terminate this Agreement on thirty days written notice.  Further more, if any party breaches any of its obligations, the other party may immediately terminate this agreement upon written notice.

3.3

This MOU constitutes the entire agreement between the Parties in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as expressly set forth or referred to herein.

3.4

No alteration, amendment, modification or interpretation of this MOU or any provision of this MOU shall be valid and binding upon the Parties unless such alteration, modification or interpretation is in written form executed by both of the Parties hereto.

3.5

The Parties shall execute and deliver all such further documents and instruments and do all such acts and things as either Party may reasonably require in order carrying out the full intent and meaning of this MOU.

3.6

Any notices, request, demand, and other communication to be given under this MOU shall be in writing and shall be delivered to the parties at their respective addresses first above written or to such other addresses as may be given in writing by the Parties in the matter provided for in this paragraph and shall be deemed to be delivered on the date of actual delivery.

3.7

This MOU shall enure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators, successors and assigns.

3.8

This MOU and the Formal Agreement shall be subject to, governed by and construed in accordance with the laws of the Province of Quebec, without reference to the rules of the conflict of law.

3.9

This MOU may be executed and sent by fax and in counterpart, as is deemed necessary to carry out the execution of this MOU, each of which will be deemed as original, but all of which taken together will constitute one and the same instrument.

The Parties have duly executed IN WITNESS WHEREOF this Agreement on the day and year first above written.

___________________

 Daniel Colpron

President

AMARO, Inc.

___________________

Roderick C. Bartlett

President

S2C GLOBAL SYSTEMS, Inc.

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